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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus relating to the 1995 and 1996 Stock Option Plans of Interactive Systems Worldwide, Inc. and to the incorporation by reference therein of our report dated November 7, 2003, with respect to the consolidated financial statements of Interactive Systems Worldwide, Inc. included in its Annual Report (Form 10-KSB) for the year ended September 30, 2003, filed with the Securities and Exchange Commission.

/s/ Eisner LLP

New York, New York
June 21, 2004